Exhibit 10.8

Carter Bankshares, Inc.

Amended and Restated

Annual Incentive Plan

(as amended and restated February 18, 2021)

1.            Purpose of the Plan. Carter Bankshares, Inc. (the “Company”), the parent company of Carter Bank & Trust (the “Bank”), hereby amends and restates the annual incentive plan (the “Plan”) as the Company’s Plan to attract, retain and motivate key employees of the Company and its subsidiaries, including the Bank, based upon the achievement of performance goals established each year under the Plan. The Plan is designed to motivate participants to maximize shareholder value by achieving performance while limiting risk appropriately and maintaining the safety and soundness of the Bank. The Plan was originally approved by the Nominating, Governance and Compensation Committee of the Board of Directors of the Bank on November 15, 2018. The Plan as amended and restated by the Nominating and Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) is effective on February 18, 2021.

2.            Administration. The Plan is an annual plan and will remain in effect until terminated by the Committee or the Board. The Plan can only be amended by the Committee or the Board. The Plan is administered by the Committee, which determines eligibility, bonus opportunities and performance criteria each year. The performance year under the Plan runs from January 1 to December 31. The Committee oversees the administration of the Plan, including plan design, establishes the base salary bonus opportunities and performance measures, goals and weightings, approves the bonus templates or scorecards, reviews and certifies performance, approves bonus award payouts, determines rules for the operation and administration of the Plan and makes or takes all other necessary or advisable determinations or actions with respect to the Plan. To the extent permissible under applicable law, regulation or stock exchange or other rule, the Chief Executive Officer of the Company may provide input to the Committee regarding the administration of the Plan.

3.            Eligibility and Participation. All executive officers of the Company and any of its subsidiaries, including the Bank, and those executive vice presidents selected by the Committee will participate in the Plan each performance year (the “Participants”). To be eligible as a Participant for a performance year, an employee must be serving as an executive officer or an executive vice president of the Company or one of its subsidiaries on the date of the meeting at which the Committee establishes the bonus opportunities and performance measures, goals and weightings for that performance year. An employee who is hired or promoted to the level of executive officer or executive vice president on or before June 30 of the performance year is eligible to participate in the Plan for that performance year on a prorated basis on terms established by the Committee.

4.            Bonus Opportunity and Performance Goals. No later than April 30 of each performance year, the Committee will confirm the Participants for the performance year, establish the percentage of each Participant’s base salary that will be the Participant’s bonus opportunity for that performance year and will establish the performance measures (which may include but need not be limited to the categories of profitability, capital effectiveness and safety and soundness), the performance goals selected from the Company’s or the Bank’s approved budget numbers or other objective measure, and the weightings assigned to the selected performance measures and/or performance goals. The bonus opportunity and the performance measures, performance goals and weightings will be set forth on each Participant’s annual template or scorecard.

5.            Committee Discretion. In establishing the performance measures and performance goals at the beginning of a performance year, the Committee may approve excluding the effect, whether positive or negative, of extraordinary items and/or certain events it expects to be outside the influence or control of the Participants. Additionally, after the performance measures, performance goals and weightings have been established for the performance year, the Committee retains the sole discretion to approve adjustments for such items during or after the performance year, on an individual or group basis, if the Committee determines additional adjustments are appropriate. The Committee also retains the sole discretion to approve an increase or decrease in the amount of any bonus under the Plan, including approving a bonus when the minimum performance level is not achieved or to reflect individual contributions to strategic Company or Bank results that were not represented in a Participant’s established performance measures, performance goals and weightings. In exercising any discretion under the Plan, the Committee shall not be required to follow past practices or to treat a Participant in a manner consistent with the treatment of other Participants and the Committee’s determination shall be final and binding.

6.            Certification of Performance and Determination of Bonus Amounts. On a date that is after the Company’s and the Bank’s performance results, as applicable, have been substantially finalized for the prior year but is no later than March 1 following the end of each performance year, the Committee will determine and certify the level of performance achieved with respect to each Participant’s performance measure goals for the performance year just ended. The Committee will also determine and certify the amount, if any, of the bonus for each Participant based on the level of performance achieved, multiplied by the applicable weightings, multiplied by the Participant’s bonus opportunity. The bonus amount for each Participant will be paid 2/3 (two-thirds) in cash and 1/3 (one-third) in shares of the Company’s common stock (“Stock”).

7.            Payment of Bonus Amounts. The cash portion of each Participant’s bonus amount, subject to applicable withholdings, will be paid to the Participant on a date determined by the Committee that is no later than March 15 following the end of each performance year (the “Cash Payment Date”). The stock portion of each Participant’s bonus amount will be paid in restricted shares of Stock granted under the Company’s Amended and Restated 2018 Omnibus Equity Incentive Plan (or successor or similar plan) and will vest in three (3) annual installments. The number of shares granted shall be determined by dividing the stock portion of the Participant’s bonus amount by the closing price of the Stock on the grant date, rounded up in the case of a fractional share. The grant date for the stock portion of the Participant’s bonus amount will be a date determined by the Committee that is no later than March 15 following the end of each performance year (the “Stock Payment Date”).

8.            Termination of Employment Prior to End of Performance Year. A Participant will not have earned, and is not entitled to, any bonus amount under the Plan for a performance year if the Participant’s employment with the Company and the Bank terminates for any reason prior to the end of the performance year. Notwithstanding the immediately preceding sentence, the Committee retains the sole discretion to approve payment of the cash portion of the bonus amount to a Participant whose employment with the Company and the Bank terminates prior to the end of the performance year, with such cash bonus amount to be determined on such prorated or other basis as the Committee deems appropriate, provided, however, that the Committee shall in no event approve payment of the stock portion of the bonus amount to any Participant whose employment with the Company and the Bank terminates prior to the end of the performance year.

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9.            Termination of Employment Following End of Performance Year but Prior to Payment. In the event a Participant's employment with the Company and the Bank terminates for any reason following the end of the performance year but prior to the Cash Payment Date, the cash portion of the Participant's bonus amount will be paid, unless required to be paid sooner under applicable law, on the earlier of (a) sixty (60) days following the termination of the Participant's employment or (b) the Cash Payment Date, and in no event later than March 15 following the end of the performance year. In the event a Participant's employment with the Company and the Bank terminates for any reason following the end of the performance year but prior to the Stock Payment Date, the stock portion of the Participant's bonus amount will not have been earned and will not be paid, and any rights of the Participant with respect to the stock portion of the bonus amount will terminate immediately upon termination of the Participant's employment.

10.          Clawback. Any bonus amount paid to a Participant under the Plan is subject to repayment (i.e., clawback) to the Company, the Bank or a related entity to the extent required under any repayment or clawback policy adopted by the Board.

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